Exhibit 21.1

                                  SUBSIDIARIES


Name of Entity                                       State of Formation
--------------                                       ------------------
Y-Tel International, Inc                             Delaware
Y-Tel International, LLC                             Florida
International Telekom, LLC                           Florida
Y-Tel International Panama, SA                       Panama City, Panama































                                     21.1-1